                                FREE WRITING PROSPECTUS CONTAINING COMPUTATIONAL MATERIALS FOR
                                                                   RASC SERIES 2006-EMX4 TRUST
----------------------------------------------------------------------------------------------
                                         (Filed pursuant to Rule 433; SEC File No. 333-131209)

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter.  This information should be considered only after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

                                                                     GMAC RFC[GRAPHIC OMITTED]

MLNUSA[GRAPHIC OMITTED]

FREE WRITING PROSPECTUS CONTAINING COMPUTATIONAL MATERIALS

PART I OF II

$661,710,000 (APPROXIMATE)

RASC SERIES 2006-EMX4 TRUST
Issuing Entity

MORTGAGE LENDERS NETWORK USA, INC.
Originator and Subservicer

RESIDENTIAL ASSET SECURITIES CORPORATION
Depositor

RESIDENTIAL FUNDING CORPORATION
Master Servicer and Sponsor

MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-EMX4

May 16, 2006

                    GMAC RFC Securities [GRAPHIC OMITTED][GRAPHIC OMITTED]

    ANY TRANSACTIONS IN THE CERTIFICATES WILL BE EFFECTED THROUGH RESIDENTIAL FUNDING SECURITIES
                                            CORPORATION.

EXPECTED TIMING:      Pricing Date:              On or about  May [17], 2006
                      Settlement Date:           On or about  May [25], 2006
                      First Payment Date:        June 26, 2006

STRUCTURE:            Fixed and ARMs:            $685,000,000 Senior / Subordinated structure
                      Rating Agencies:           Moody's and S&P

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES, AND OTHER INFORMATION

Any transactions in the certificates will be effected through Residential Funding
Securities Corporation.

The information herein has been provided solely by Residential Funding Securities
Corporation ("RFSC") based on information with respect to the mortgage loans provided by
Residential Funding Corporation ("RFC") and its affiliates. RFSC is a wholly owned subsidiary of RFC.

Neither the issuing entity nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

THE DEPOSITOR HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING A PROSPECTUS)  WITH THE SEC
FOR THE OFFERING TO WHICH THIS COMMUNICATION  RELATES.  BEFORE YOU INVEST, YOU SHOULD READ
THE PROSPECTUS IN THAT REGISTRATION  STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED
WITH THE SEC FOR MORE COMPLETE  INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING.  YOU MAY
GET THESE  DOCUMENTS  AT NO CHARGE BY VISITING  EDGAR ON THE SEC WEB SITE AT  WWW.SEC.GOV.
ALTERNATIVELY,  THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING
WILL  ARRANGE  TO SEND YOU THE  PROSPECTUS  AT NO  CHARGE  IF YOU  REQUEST  IT BY  CALLING
TOLL-FREE (888) 523-3990.

The  certificates  may not be suitable  for all  investors.  RFSC and its  affiliates  may acquire, hold or sell positions in these certificates,  or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

No contract of sale for the certificates, written, oral or otherwise, will be effective between RFSC and potential purchasers until a preliminary prospectus supplement is delivered by RFSC to such potential purchasers and the potential purchaser and RFSC enter into a contract after the delivery of such preliminary prospectus supplement.

The certificates referred to in these materials are being sold when, as and if issued.
The issuing entity is not obligated to issue such certificate or any similar certificate and RFSC's obligation to deliver such certificate is subject to the terms and conditions of the underwriting agreement with the depositor and the availability of such certificate when, as and if issued by the issuing entity.  You are advised that the terms of the certificates of any series, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus for that series.  You are advised that certificates may not be issued that have the characteristics described in these materials.  RFSC's obligation to sell such certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials.
If for any reason RFSC does not deliver such certificates, RFSC will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Investors are urged to read the base prospectus, free writing prospectus or preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information.

The information in this free writing prospectus is preliminary,  and will be superseded by the  preliminary  prospectus.  This free  writing  prospectus  is being  delivered  to you solely to provide you with information about the offering of the certificates  referred to in this free  writing  prospectus  and to solicit an offer to purchase  the  certificates, when,  as and if issued.  Any such offer to purchase  made by you will not be accepted and will not  constitute a contractual  commitment by you to purchase any of the  certificates until we have accepted your offer to purchase  certificates.  We will not accept any offer by you to purchase the certificates,  and you will not have any contractual  commitment to
purchase  any  of  the  certificates   until  after  you  have  received  the  preliminary
prospectus.  You may withdraw your offer to purchase certificates at any time prior to our acceptance of your offer. The information in this free writing  prospectus  supersedes any information contained in any prior materials relating to the certificates.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

RFSC and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the certificates mentioned herein or derivatives thereof (including options).  Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these certificates prior to the time of your commitment to purchase any certificates.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these certificates in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect RFSC's judgment as of this date and are subject to change.  All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further, RFSC does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy remains your responsibility.  RFSC (or any of its affiliates) or their officers, directors, analysts or employees may have positions in certificates, commodities or derivative instruments thereon referred to here, and may, as principal or agent, buy or sell such certificates, commodities or derivative instruments.
In addition, RFSC may make a market in the certificates referred to herein.

Finally, RFSC has not addressed the legal, accounting and tax implications of the analysis with respect to you, and RFSC strongly urges you to seek advice from your counsel, accountant and tax advisor.

                                    RASC SERIES 2006-EMX4
                                  $661,710,000 (APPROXIMATE)
                              CHARACTERISTICS OF THE CERTIFICATES

-------------------------------------------------------------------------------------------------------
CLASS         APPROXIMATE   INTEREST PRINCIPAL    EXPECTED      EXPECTED        FINAL       EXPECTED
                                                                PRINCIPAL
                                                     WAL         WINDOW       SCHEDULED      RATING
                                                  (YRS)(2)     (MONTHS)(2)   DISTRIBUTION  (MOODY'S /
                SIZE(1)      TYPE       TYPE      CALL/MAT      CALL/MAT       DATE(6)        S&P)
------------- ------------- -------- ----------- ------------ -------------- ------------ -------------
A-1 (3)       $255,871,000  Floating    SEQ      1.00 / 1.00  1 - 21 / 1 -    Feb-2027      Aaa/AAA
                                                                   21
                                                              21 - 28 / 21
A-2 (3) (4)    108,534,000  Floating    SEQ      2.00 / 2.00      - 28        Nov-2031      Aaa/AAA
                                                              28 - 72 / 28
A-3 (3) (4)    120,000,000  Floating    SEQ      3.44 / 3.44      - 72        Apr-2036      Aaa/AAA
                                                              72 - 76 / 72
A-4 (3) (4)     41,332,000  Floating    SEQ      6.32 / 8.64      - 178       Jun-2036      Aaa/AAA
M-1 (3) (4)                                                   46 - 76 / 46
(5)             27,743,000  Floating    MEZ      4.77 / 5.27      - 152       Jun-2036      Aa1/AA+
M-2  (3)                                                      43 - 76 / 43
(4) (5)         25,002,000  Floating    MEZ      4.61 / 5.10      - 145       Jun-2036      Aa2/AA+
M-3  (3)                                                      42 - 76 / 42
(4) (5)         14,385,000  Floating    MEZ      4.54 / 5.00      - 138       Jun-2036       Aa3/AA
M-4  (3)                                                      41 - 76 / 41
(4) (5)         13,358,000  Floating    MEZ      4.50 / 4.94      - 133       Jun-2036       A1/AA-
M-5  (3)                                                      40 - 76 / 40
(4) (5)         12,672,000  Floating    MEZ      4.46 / 4.89      - 127       Jun-2036       A2/A+
M-6  (3)                                                      39 - 76 / 39
(4) (5)         12,330,000  Floating    MEZ      4.44 / 4.84      - 121       Jun-2036        A3/A
M-7  (3)                                                      38 - 76 / 38
(4) (5)         11,645,000  Floating    MEZ      4.42 / 4.78      - 114       Jun-2036      Baa1/A-
M-8  (3)                                                      38 - 76 / 38
(4) (5)         10,275,000  Floating    MEZ      4.40 / 4.70      - 106       Jun-2036     Baa2/BBB+
M-9  (3)                                                      37 - 76 / 37
(4) (5)          8,563,000  Floating    MEZ      4.39 / 4.60      - 97        Jun-2036      Baa3/BBB
TOTAL         $661,710,000
------------- ------------- -------- ----------- ------------ -------------- ------------ -------------

     NOTES:
(1)     Class sizes subject to a 10% variance.
(2)     Pricing Speed Assumption:
        Fixed: 23% HEP (2.3% CPR in month 1, building to 23% CPR by month 10, and remaining constant at 23% CPR thereafter).
        ARMs:  100% PPC (assumes that prepayments start at 2% CPR in month one, increase by approximately 2.545% each month to 30% CPR in month twelve, and remain at 30% CPR until month 22, from month 23 to month 27, 50% CPR, and from month 28 and thereafter,
        35% CPR).
(3)     The pass-through rate on the Class A and Class M Certificates will be equal to the least of (i) one-month LIBOR plus the related margin, (ii) the Net WAC Cap Rate and
         (iii) 14.00% per annum.
(4)     If the 10% optional call is not exercised, the margin on the Class A-3 and Class A-4
         Certificates will double and the margin on the Class M Certificates will increase by a 1.5x multiple, in each case beginning on the second Distribution Date after the first possible optional call date.
(5)     The Class M Certificates are not expected to receive principal payments prior to the
             Stepdown Date.
(6)     For the Class A-1, Class A-2 and Class A-3 Certificates, the Final Scheduled
        Distribution Date will be calculated assuming no prepayments, losses or delinquencies on the Mortgage Loans, no termination of the Trust on the Optional Termination Date and no Excess Cash Flow on any Distribution Date.  For the Class A-4 and Class M
        Certificates, the Final Scheduled Distribution Date is the Distribution Date in the
        month following the maturity of the latest maturing Mortgage Loan.

ISSUING ENTITY:              RASC Series 2006-EMX4 Trust.

CERTIFICATES:                The Class A-1,  Class A-2,  Class A-3 and Class A-4  Certificates
                             (collectively,  the "Class A  Certificates")  are backed by first and second lien,  fixed-rate and  adjustable-rate  mortgage loans with original  principal  balances that may or may not conform to
                             Freddie Mac limitations (the "Mortgage Loans").

                             The Class M-1,  Class  M-2,  Class  M-3,  Class  M-4,  Class M-5,
                             Class M-6, Class M-7, Class M-8 and Class M-9  Certificates  (the
                             "Class  M   Certificates"   and   together   with  the   Class  A
                             Certificates,   the   "Offered   Certificates").    The   Offered
                             Certificates   will  be  offered   pursuant  to  the   Prospectus
                             Supplement described below.

UNDERWRITERS:                Residential Funding Securities Corporation and Greenwich
                             Capital Markets, Inc..

YIELD MAINTENANCE
AGREEMENT PROVIDER:          Deutsche Bank AG, New York Branch.

DEPOSITOR:                   Residential Asset Securities  Corporation  ("RASC"), an affiliate of Residential Funding Corporation.

TRUSTEE:                     U.S. Bank National Association

MASTER SERVICER:             Residential   Funding   Corporation   (the   "Seller",    "Master
                             Servicer" or  "Residential  Funding"),  an indirect  wholly-owned subsidiary of Residential Capital Corporation.

SUBSERVICER:                 Primary   servicing  for  all  of  the  mortgage  loans  will  be
                             provided by Mortgage  Lenders  Network USA, Inc., see Origination
                             and Servicing below.

CUT-OFF DATE:                May 1, 2006  after  deducting  payments  due  during the month of
                             May 2006.

SETTLEMENT DATE:             On or about May 25, 2006.

DISTRIBUTION DATES:          25th of each month (or the next  business  day if such day is not a business day) commencing on June 26, 2006.

FORM OF CERTIFICATES:        Book-entry form through DTC, Clearstream and Euroclear.

MINIMUM DENOMINATIONS:       For  the   Class  A,   Class   M-1,   Class  M-2  and  Class  M-3
                             Certificates:  $100,000  and  integral  multiples of $1 in excess thereof;  for the  Class  M-4  through  Class  M-9  Certificates:
                             $250,000 and integral multiples of $1 in excess thereof.

ERISA CONSIDERATIONS:        Subject  to  considerations  described  in  the  prospectus,  the
                             Offered  Certificates  are  expected to be eligible  for purchase by employee  benefit  plans or other plans or  arrangements  that are  subject to ERISA or  section  4975 of the  Internal  Revenue
                             Code (collectively,  "Plans"),  subject to important restrictions
                             described   in  the   prospectus   and   prospectus   supplement.
                             However,   investors  should  consult  with  their  counsel  with
                             respect  to  the  consequences   under  ERISA  and  the  Internal
                             Revenue Code of such a Plan's  acquisition  and ownership of such
                             Offered Certificates.

LEGAL INVESTMENTS:           The   Certificates   will  not   constitute   "mortgage   related
                             securities"  for the purposes of the  Secondary  Mortgage  Market
                             Enhancement Act of 1984 ("SMMEA").

TAX STATUS:                  One or more REMIC elections.

MORTGAGE LOANS:
o       The  Mortgage   Loans  will  consist  of  first  and  second  lien,   fixed-rate   and
                             adjustable-rate   mortgage  loans  with  original   principal
                             balances   that  may  or  may  not  conform  to  Freddie  Mac
                             limitations  (the  "Mortgage  Loans").  The pool of  Mortgage
                             Loans   described   herein  has  an   approximate   aggregate
                             principal  balance of  $709,674,286  as of the Cut-off  Date.
                             On  the  closing  date,  the  Mortgage  Loans  will  have  an approximate  aggregate  principal  balance of $685,000,000 as of the Cut-off Date.

o       As of the Cut-off Date,  approximately  13.01% of the pool of Mortgage Loans described herein  provide for an initial  interest only period of up to ten years.

SILENT SECONDS:              The mortgaged properties relating to approximately 50.51% of the statistical pool of first-lien Mortgage Loans, which are included in this pool are subject to a second-lien mortgage loan, ("Silent Seconds"), based solely on the information made
                             available to the Depositor.   The weighted average combined
                             original loan-to-value ratio of the Mortgage Loans, including the Silent Seconds 92.03%.

THE ORIGINATOR AND
SUBSERVICER:                 Mortgage  Lenders  Network  USA,  Inc.   originated  all  of  the
                             Mortgage Loans.   Mortgage  Lenders Network USA, Inc.  originates
                             loans   through  a  nationwide   network  of  retail   production
                             branches,  independent  mortgage  brokers  approved  by  Mortgage
                             Lenders  Network USA,  Inc.  and also  through its  correspondent lending  division.  The  executive  offices of  Mortgage  Lenders
                             Network USA, Inc. are located in Middletown, Connecticut.

                             Residential Funding acquired all of the mortgage loans from
                             Emax Financial Group, LLC. Emax Financial Group, LLC, is a
                             mortgage banking company engaged in the mortgage banking
                             business, which consists of acquisition and sale of residential mortgage loans secured primarily by one- to four-unit family residences, and the purchase and sale of mortgage servicing rights.

                             Primary  servicing will be provided by Mortgage  Lenders  Network
                             USA,  Inc.   Mortgage  Lenders  Network USA,  Inc. is an approved
                             Fannie Mae and Freddie Mac servicer.

                             Performance information for certain Mortgage Lenders Network transactions is currently available at
                             www.gmacrfcstaticpool.com.

PREPAYMENT ASSUMPTIONS:
o       Fixed - 23% HEP (2.3% CPR in month 1,  building to 23% CPR by month 10, and  remaining constant at 23% CPR thereafter).
o       ARMs - 100% PPC (assumes that  prepayments  start at 2% CPR in month one,  increase by approximately  2.545% each month to 30% CPR in month  twelve, and remain at 30% CPR until  month 22, from month 23 to month
        27, 50% CPR, and from month 28 and thereafter, 35% CPR).

OPTIONAL CALL:               If the aggregate  principal  balance of the Mortgage  Loans falls below 10% of the  aggregate  principal  balance  of the  Mortgage
                             Loans as of the Cut-Off  Date (the  "Optional  Call  Date"),  the
                             master  servicer or its designee  may  terminate  the trust.  The exercise of the optional  call may be subject to  limitations  as described in the prospectus supplement.
BASIS RISK
SHORTFALL:                   With respect to any class of the Class A and Class M
                             Certificates and any Distribution Date on which the Net WAC Cap
                             Rate is used to determine the pass-through rate of that class of Class A and Class M Certificates, an amount equal to the excess of (i) accrued certificate interest for that class
                             calculated at a rate (not to exceed 14.00% per annum) equal to
                             One-Month LIBOR plus the related margin, over (ii) accrued certificate interest for that class calculated using the Net
                             WAC Cap Rate.

BASIS RISK SHORTFALL
CARRY-FORWARD AMOUNTS:       With respect to each class of the Class A and Class M
                             Certificates and any Distribution Date, an amount equal to the aggregate amount of Basis Risk Shortfall for that class on that
                             Distribution Date, plus any unpaid Basis Risk Shortfall from prior Distribution Dates, plus interest thereon to the extent previously unreimbursed by Excess Cash Flow, at a rate equal to the related pass-through rate for that class.

AVAILABLE DISTRIBUTION
AMOUNT:                      For any distribution date, an amount generally equal to the sum of the following amounts, net of amounts reimbursable to the master servicer and any subservicer:

                             O   the aggregate amount of scheduled payments on the mortgage loans due during
                                 the related due period and received on or prior to the
                                 related determination date,
                                 after deduction of the master servicing fees and any
                                 subservicing fees in respect
                                 of the mortgage loans for that distribution date;

                             O   unscheduled payments, including mortgagor prepayments on the mortgage loans,
                                 insurance proceeds, liquidation proceeds and subsequent
                                 recoveries from the
                                 mortgage loans, and proceeds from repurchases of and
                                 substitutions for the
                                 mortgage loans occurring during the preceding calendar
                                 month; and

                             O   all advances made for that distribution date in respect of the mortgage loans.

                             The  Prospectus  Supplement  will describe any  adjustments  that may be made to the Available Distribution Amount.

RELIEF ACT SHORTFALLS:       With respect to any  Distribution  Date, the  shortfall,  if any, in  collections of interest  resulting  from the Service  Members
                             Civil  Relief  Act, as amended,  or any  similar  legislation  or regulation.  Relief Act  Shortfalls  will be covered by available
                             Excess  Cash Flow in the  current  period  only.  Any  Relief Act
                             Shortfalls  allocated to the  Certificates for the current period not  covered  by Excess  Cash  Flow in the  current  period  will remain unpaid.

CREDIT ENHANCEMENT:          A.  SUBORDINATION.

                             Credit  enhancement  for the Class A  Certificates  will  include
                             the   subordination   of  the   Class  M   Certificates.   Credit
                             enhancement  for  the  Class  M  Certificates  will  include  the subordination  of each class of the Class M  Certificates  with a lower payment priority.

                             INITIAL      SUBORDINATION       (INCLUDING      THE      INITIAL
                             OVERCOLLATERALIZATION AMOUNT):

---------------- ---------------- ------------ -------------
CLASS               EXPECTED        INITIAL       AFTER
                     RATING         CREDIT      STEP-DOWN
                 (MOODY'S / S&P)    SUPPORT      SUPPORT
---------------- ---------------- ------------ -------------

---------------- ---------------- ------------ -------------
Class A              Aaa/AAA        23.25%        46.50%
---------------- ---------------- ------------ -------------
Class M-1            Aa1/AA+        19.20%        38.40%
---------------- ---------------- ------------ -------------
Class M-2            Aa2/AA+        15.55%        31.10%
---------------- ---------------- ------------ -------------
Class M-3            Aa3/AA         13.45%        26.90%
---------------- ---------------- ------------ -------------
Class M-4            A1/AA-         11.50%        23.00%
---------------- ---------------- ------------ -------------
Class M-5             A2/A+          9.65%        19.30%
---------------- ---------------- ------------ -------------
Class M-6             A3/A           7.85%        15.70%
---------------- ---------------- ------------ -------------
Class M-7            Baa1/A-         6.15%        12.30%
---------------- ---------------- ------------ -------------
Class M-8           Baa2/BBB+        4.65%        9.30%
---------------- ---------------- ------------ -------------
Class M-9           Baa3/BBB         3.40%        6.80%
---------------- ---------------- ------------ -------------

For any class of Certificates, the Initial Credit Support is the aggregate certificate principal balance of all Certificates subordinate to such class as a percentage of the aggregate
stated principal balance of the Mortgage Loans as of the
Cut-off Date.  The initial Credit Support includes the initial
Overcollateralization Amount.

B.

                             OVERCOLLATERALIZATION ("OC")

----------------------------------------- ----------------------

----------------------------------------- ----------------------
INITIAL (% ORIG.)                                 3.40%
OC TARGET (% ORIG.)                               3.40%
OC FLOOR (% ORIG.)                                0.50%
OC STEPDOWN TARGET (% CURRENT)                    6.80%
OC HOLIDAY                                        None
----------------------------------------- ----------------------

C.      EXCESS SPREAD *

                             Initially  equal to  approximately  255 basis  points  per annum, for the 31 day initial accrual period.

                             * - Excess  Spread  is  calculated  on a 30/360  basis and at the
                             Pricing Speed Assumption.

D.      YIELD MAINTENANCE AGREEMENT.

                             Any amounts payable under the Yield Maintenance Agreement on each Distribution Date will be included in Excess Cash Flow and will be distributed in accordance with the priority set forth below under "Excess Cash Flow Distributions."

EXCESS CASH FLOW
DISTRIBUTIONS:               On any Distribution Date, the Excess Cash Flow will be
                             allocated among the Certificates as set forth in the
                             Prospectus Supplement in the following order of priority:

(1)     as part of the  Principal  Distribution  Amount,  to pay to the holders of the Class A and Class M  Certificates  in reduction of their  certificate principal balances,  the principal portion of realized losses previously  allocated  to reduce  the  certificate  principal balance of any Class A or Class M Certificates  and remaining
                                 unreimbursed,   but  only  to  the   extent   of   subsequent
                                 recoveries;

(2)     as part of the  Principal  Distribution  Amount,  to pay to the holders of the Class A and Class M  Certificates  in reduction of their  certificate principal balances,  the principal portion of realized losses incurred on the  Mortgage  Loans for the  preceding  calendar month;

(3)     to pay the holders of the Class A and Class M  Certificates  as part of the  Principal
                                 Distribution  Amount,  any   Overcollateralization   Increase
                                 Amount;

(4)     to pay the holders of Class A and Class M  Certificates,  the amount of any prepayment interest  shortfalls  allocated thereto for that Distribution
                                 Date,  on a pro  rata  basis  based  on  prepayment  interest shortfalls  allocated  thereto,  to the extent not covered by
                                 the   Eligible   Master   Servicing   Compensation   on  that
                                 Distribution Date;

(5)     to pay to the  holders  of the  Class  A and  Class  M  Certificates,  any  prepayment interest shortfalls  remaining unpaid from prior Distribution
                                 Dates  together  with interest  thereon,  on a pro rata basis based on unpaid  prepayment  interest  shortfalls  previously allocated thereto;

(6)     to pay to the holders of the Class A Certificates,  on a pro rata basis,  based on the
                                 amount  of  Basis  Risk   Shortfall   Carry-Forward   Amounts
                                 previously  allocated thereto that remain  unreimbursed,  and then  the  Class M  Certificates,  in the  order  of  payment
                                 priority,   the   amount   of  any   Basis   Risk   Shortfall
                                 Carry-Forward   Amounts,   remaining   unpaid   as  of   that
                                 Distribution Date;

(7)     to pay to the  holders  of the Class A and  Class M  Certificates,  the  amount of any
                                 Relief Act Shortfalls  allocated thereto, on a pro rata basis based on Relief Act  Shortfalls  allocated  thereto  for that
                                 Distribution Date;

(8)     to pay to the holders of the Class A Certificates,  on a pro rata basis,  based on the amount of realized losses  previously  allocated thereto that remain unreimbursed and then to the Class M Certificates,  in the order of payment  priority,  the principal portion of any realized  losses  previously  allocated  thereto  that remain unreimbursed; and

(9)      to pay to the holders of the Class SB Certificates  and the Class R Certificates  any
                                 balance  remaining,  in  accordance  with  the  terms  of the pooling and servicing agreement.

                             On any  Distribution  Date,  the amounts  described in clause (2)
                             and (3) above will be paid first from  Excess  Cash Flow for that
                             Distribution  Date,  other than  amounts  received by the trustee under the Yield  Maintenance  Agreement,  and second from amounts received by the trustee under the Yield Maintenance Agreement.

INTEREST ACCRUAL PERIOD:     From and  including  the  preceding  Distribution  Date  (for the first accrual  period,  the closing date) up to but excluding the current Distribution Date on an actual/360 basis.

PASS-THROUGH RATES:          On each  Distribution  Date, the Pass-Through  Rate on each class of the  Class A and  Class  M  Certificates  will be a per  annum rate  equal to the least of (x) for any  Distribution  Date which occurs  prior to the  second  Distribution  Date  after the first possible  Optional  Call Date,  One-Month  LIBOR plus the related margin for such class,  and beginning on the second  Distribution
                             Date  after the  first  possible  Optional  Call  Date,  (1) with respect  to the Class A-3 and Class A-4  Certificates,  One-Month
                             LIBOR plus 2 times the  initial  related  margin for such  class, and (2)  with  respect  to the  Class M  Certificates,  One-Month
                             LIBOR plus 1.5 times the  initial  related  margin of such class,
                             (y) the Net WAC Cap Rate and (z) 14.00% per annum.

NET WAC
CAP RATE:                    For any  Distribution  Date,  a per annum rate (which will not be less  than  zero)  equal  to the  weighted  average  of  the  Net
                             Mortgage  Rates of the  Mortgage  Loans  using  the Net  Mortgage
                             Rates in effect for the  scheduled  payments due on such Mortgage
                             Loans  during the related due  period,  multiplied  by a fraction equal to 30 divided by the actual  number of days in the  related
                             Interest Accrual Period.

NET MORTGAGE RATE:           With respect to any Mortgage  Loan,  the mortgage  rate minus (a)
                             the master servicing fee and (b) the sub-servicing fee.

ELIGIBLE MASTER
SERVICING COMPENSATION:      For any  Distribution  Date, an amount equal to the lesser of (a)
                             one-twelfth  of 0.125% of the  stated  principal  balance  of the
                             Mortgage  Loans  immediately  preceding that  Distribution  Date, and  (b) the  sum of the  master  servicing  fee  payable  to the
                             Master  Servicer  in respect of its master  servicing  activities and  reinvestment  income  received  by the  Master  Servicer  on amounts  payable  with  respect  to that  Distribution  Date with respect  to the  Mortgage  Loans.  Excess  Cash  Flow may also be available to cover  prepayment  interest  shortfalls,  subject to the priority of distribution for Excess Cash Flow.

ADVANCES:                    The  Master  Servicer  will  advance  delinquent   principal  and
                             interest  to the extent the  advance is  recoverable  from future collections on the Mortgage Loans.

OVERCOLLATERALIZATION AMOUNT:       With  respect to any  Distribution  Date,  the excess,  if any,  of  (a)  the  aggregate  stated  principal  balance  of the
                             Mortgage   Loans  before  giving  effect  to   distributions   of
                             principal  to be made on that  Distribution  Date,  over  (b) the aggregate  certificate  principal  balance  of  the  Class  A and
                             Class  M  Certificates,  as of  such  date,  before  taking  into
                             account   distributions   of   principal   to  be  made  on  that
                             Distribution Date.

REQUIRED
OVERCOLLATERALIZATION AMOUNT:       With  respect  to any  Distribution  Date (i) prior to the
                             Stepdown  Date, an amount equal to 3.40% of the aggregate  stated
                             principal  balance of the Mortgage  Loans as of the Cut-off Date,
                             (ii) on or after the Stepdown  Date  provided a Trigger  Event is not in  effect,  the  greater  of (x)  6.80% of the then  current aggregate  outstanding  principal  balance of the Mortgage  Loans
                             after  giving  effect  to   distributions  to  be  made  on  that
                             Distribution  Date  and (y) the  Overcollateralization  Floor  or
                             (iii) on or after the related  Stepdown  Date if a Trigger  Event is in effect, the Required  Overcollateralization  Amount for the
                             immediately    preceding    Distribution   Date.   The   Required
                             Overcollateralization  Amount  may be  reduced  from time to time with notification to the rating agencies.

OVERCOLLATERALIZATION FLOOR:        0.50% of the  aggregate  stated  principal  balance of the
                             Mortgage Loans, as of the Cut-Off Date.

STEPDOWN DATE:               The  earlier to occur of (i) the  Distribution  Date  immediately
                             succeeding   the   Distribution   Date  on  which  the  aggregate
                             certificate  principal  balance of the Class A  Certificates  has been  reduced  to zero or (ii)  the  later  to  occur  of (x) the
                             Distribution  Date in June  2009 and (y) the  first  Distribution
                             Date on which the Senior  Enhancement  Percentage is greater than or equal to 46.50%.
OVERCOLLATERALIZATION
INCREASE AMOUNT:             With  respect to any  Distribution  Date,  an amount equal to the lesser of (i)  available  Excess Cash Flow  available for payment
                             of   the   Overcollateralization    Increase   Amount   on   that
                             Distribution  Date,  as provided in clause (3) under "Excess Cash
                             Flow  Distributions"  and (ii)  the  excess,  if any,  of (x) the
                             Required   Overcollateralization  Amount  for  that  Distribution
                             Date  over  (y)  the   Overcollateralization   Amount   for  that
                             Distribution Date.

OVERCOLLATERALIZATION
REDUCTION AMOUNT:            With  respect  to any  Distribution  Date for  which  the  Excess
                             Overcollateralization  Amount is, or would be,  after taking into account all other  distributions to be made on that  Distribution
                             Date,  greater  than zero,  an amount  equal to the lesser of (i)
                             the Excess  Overcollateralization  Amount  for that  Distribution
                             Date and (ii) Principal  Remittance  Amount for that Distribution
                             Date.

EXCESS OVERCOLLATERALIZATION
AMOUNT:                      With respect to any  Distribution  Date,  the excess,  if any, of
                             the    Overcollateralization    Amount    over    the    Required
                             Overcollateralization Amount.

EXCESS CASH FLOW:            For any  Distribution  Date, the sum of (a) the excess of (1) the
                             Available  Distribution  Amount for that  distribution  date over
                             (2) the  sum of (x)  the  interest  distribution  amount  for the
                             Certificates  for that  Distribution  Date and (y) the  lesser of
                             (i) the aggregate  certificate  principal  balance of the Offered
                             Certificates  immediately  prior  to such  Distribution  Date and
                             (ii) the Principal  Remittance  Amount for that Distribution Date to  the  extent  not  needed  to  pay  interest  on  the  Offered
                             Certificates    on    such    Distribution    Date,    (b)    any
                             Overcollateralization   Reduction  Amount  and  (c)  any  amounts
                             received by the trust under the Yield  Maintenance  Agreement for
                             that  Distribution   Date.  Excess  Cash  Flow  may  be  used  to
                             protect  the Class A and Class M  Certificates  against  realized losses by making an  additional  payment of  principal  up to the amount of the realized  losses to the extent  described  above in
                             "Excess Cash Flow Distributions".

TRIGGER EVENT:
(SUBJECT TO CHANGE)          A Trigger Event is in effect on any  Distribution  Date if either
                             (i)  the  three   month   average  of  the   related   Sixty-Plus
                             Delinquency  Percentage,  as determined on that Distribution Date and the immediately  preceding two Distribution  Dates, equals or exceeds  35.50%  of the  Senior  Enhancement  Percentage  or (ii)
                             cumulative   realized   losses  on  the   Mortgage   Loans  as  a
                             percentage  of the  initial  aggregate  principal  balance of the
                             Mortgage  Loans  as of the  Cut-off  Date  exceed  the  following amounts:

---------------------- -----------------------------------------------------------------
                                                 LOSS TRIGGER
---------------------- -----------------------------------------------------------------
Months 25-36           1.80% in the first month plus an additional 1/12th of 2.20% for every month thereafter
                       4.00% in the first month plus an additional 1/12th of 2.25% for
Months 37-48           every month thereafter
                       6.25% in the first month plus an additional 1/12th of 1.75% for
Months 49-60           every month thereafter
                       8.00% in the first month plus an additional 1/12th of 0.25% for
Months 61-72           every month thereafter
Months 73 and
thereafter             8.25%
---------------------- -----------------------------------------------------------------

SIXTY-PLUS DELINQUENCY
PERCENTAGE:                  With respect to any  Distribution  Date, the fraction,  expressed as a  percentage,  equal to (x) the  aggregate  stated  principal
                             balance  of  the  Mortgage   Loans  that  are  60  or  more  days
                             delinquent   in  payment  of  principal  and  interest  for  that
                             Distribution  Date,  including  Mortgage Loans in bankruptcy that are 60 or more  days  delinquent,  foreclosure  or REO,  over (y)
                             the  aggregate  stated  principal  balance of the Mortgage  Loans immediately preceding that Distribution Date.

SENIOR
ENHANCEMENT PERCENTAGE:      For any  Distribution  Date, the percentage  obtained by dividing
                             (x) the sum of (i) the aggregate  certificate  principal  balance of the Class M  Certificates  and (ii) the  Overcollateralization
                             Amount,  in each case prior to the  distribution of the aggregate
                             Principal  Distribution  Amount on such Distribution Date, by (y)
                             the  aggregate  stated  principal  balance of the Mortgage  Loans
                             after  giving  effect  to   distributions  to  be  made  on  that
                             Distribution Date.

PRINCIPAL
DISTRIBUTION AMOUNT:
                             On any  Distribution  Date,  the  lesser  of  (a) the  excess  of
                             (i) the  Available  Distribution  Amount  plus for  inclusion  in
                             Excess Cash Flow for  purposes of clause  (b)(v) and (vi) in this definition,  the amounts  received by the trustee under the Yield
                             Maintenance  Agreement for that  Distribution  Date to the extent set forth in  clauses  (2) and (3) under  the  "Excess  Cash Flow
                             Distributions"   above,  over  (ii) the   interest   distribution
                             amount and (b) the aggregate amount described below:

                             (i)    the principal  portion of all scheduled  monthly  payments on the Mortgage  Loans  received or advanced  with respect to the related due period;

                             (ii)   the  principal  portion of all proceeds of the  repurchase of  Mortgage  Loans,  or,  in the case of a  substitution, amounts representing a principal  adjustment,  as required
                                    by  the  pooling  and  servicing   agreement   during  the
                                    preceding calendar month;

                             (iii)  the   principal   portion   of   all   other   unscheduled
                                    collections  other than  subsequent  recoveries,  received on  the  Mortgage  Loans  during  the  preceding  calendar month,  or  deemed to be  received  during  the  preceding calendar month,  including,  without limitation,  full and partial  principal  prepayments  made  by  the  respective
                                    mortgagors,   to  the  extent  not   distributed   in  the
                                    preceding month;

                             (iv)   the   lesser  of   (a) subsequent   recoveries   for  that
                                    distribution  date and  (b) the  principal  portion of any
                                    realized   losses   allocated  to  any  class  of  offered
                                    certificates  on a prior  distribution  date and remaining unpaid;

                             (v)    the   lesser  of  (a) the   Excess   Cash  Flow  for  that
                                    distribution  date,  to the extent not used in  clause (b)
                                    (iv)  above  on  such   Distribution   Date,  and  (b) the
                                    principal  portion of any  realized  losses  incurred,  or deemed to have been  incurred,  on any  Mortgage  Loans in the calendar  month  preceding that  Distribution  Date to
                                    the  extent   covered   by  Excess   Cash  Flow  for  that
                                    Distribution  Date as described  under  "--Excess Cash Flow
                                    Distributions" above; and

                             (vi)   the   lesser  of  (a) the   Excess   Cash  Flow  for  that
                                    Distribution  Date,  to the  extent not used  pursuant  to clause (b) (iv) and (v) above on such  Distribution  Date, and (b) the amount of any  Overcollateralization  Increase
                                    Amount for that  Distribution  Date, to the extent covered
                                    by  Excess  Cash  Flow  for  that   Distribution  Date  as
                                    described under "Excess Cash Flow Distributions" above;
                             minus

                             (vii)  the amount of any  Overcollateralization  Reduction Amount for that Distribution Date; and

                             (viii) any capitalization reimbursement amount.

                             In no  event  will  the  Principal  Distribution  Amount  on  any
                             Distribution   Date  be  less  than  zero  or  greater  than  the
                             outstanding   aggregate  certificate  principal  balance  of  the
                             Class A Certificates and Class M Certificates.

PRINCIPAL REMITTANCE
AMOUNT:                      For any  Distribution  Date,  the sum of the  following  amounts:
                             (i) the principal  portion of all scheduled  monthly  payments on the  Mortgage  Loans  received  or advanced  with  respect to the related due period;  (ii) the  principal  portion of all proceeds
                             of  the   repurchase  of  Mortgage  Loans  or,  in  the  case  of
                             substitution,  amounts  representing  a principal  adjustment  as required  in the  pooling  and  servicing  agreement  during  the preceding  calendar  month;  and (iii) the  principal  portion of all  other  unscheduled  collections  received  on  the  Mortgage
                             Loans during the  preceding  calendar  month  including,  without limitation,  full and partial  principal  prepayments made by the respective  mortgagors,  to the  extent  not  distributed  in the preceding month but excluding subsequent recoveries.

INTEREST
DISTRIBUTIONS:               Distributions  to the  holders of the  Certificates  will be made generally as follows:
                             From the Available  Distribution  Amount remaining after payment of  certain  fees and  expenses,  distribution  of  accrued  and unpaid  interest  (less any prepayment  interest  Shortfalls not
                             covered  by  Eligible  Master  Servicing   Compensation  or  any
                             Relief Act  shortfalls) to the holders of  Certificates,  in the following order of priority:

(i)     To each class of the Class A Certificates,  on a pro-rata basis,  based on the accrued certificate interest accrued thereon
(ii)    To the Class M-1 Certificates;
(iii)   To the Class M-2 Certificates;
(iv)    To the Class M-3 Certificates;
(v)     To the Class M-4 Certificates;
(vi)    To the Class M-5 Certificates;
(vii)   To the Class M-6 Certificates;
(viii)  To the Class M-7 Certificates;
(ix)    To the Class M-8 Certificates; and
(x)     To the Class M-9 Certificates.

PRINCIPAL DISTRIBUTIONS:
                              The  Principal  Distribution  Amount  will  be  distributed  as follows:

(i)     To the Class A Certificates,  the Class A Principal Distribution Amount,  sequentially to the Class A-1,  Class  A-2,  Class A-3 and Class A-4
                                   Certificates  in  that  order,  until  the  certificate
                                   principal balances thereof are reduced to zero;
(ii)    To the Class M-1 Certificates,  the Class M-1 Principal Distribution Amount, until the
                                   certificate   principal   balance   of  the  Class  M-1
                                   Certificates is reduced to zero;
(iii)   To the Class M-2 Certificates,  the Class M-2 Principal Distribution Amount, until the
                                   certificate   principal   balance   of  the  Class  M-2
                                   Certificates is reduced to zero;
(iv)    To the Class M-3 Certificates,  the Class M-3 Principal Distribution Amount, until the
                                   certificate   principal   balance   of  the  Class  M-3
                                   Certificates is reduced to zero;
(v)     To the Class M-4 Certificates,  the Class M-4 Principal Distribution Amount, until the
                                   certificate   principal   balance   of  the  Class  M-4
                                   Certificates is reduced to zero;
(vi)    To the Class M-5 Certificates,  the Class M-5 Principal Distribution Amount, until the
                                   certificate   principal   balance   of  the  Class  M-5
                                   Certificates is reduced to zero;
(vii)   To the Class M-6 Certificates,  the Class M-6 Principal Distribution Amount, until the
                                   certificate   principal   balance   of  the  Class  M-6
                                   Certificates is reduced to zero;
(viii)  To the Class M-7 Certificates,  the Class M-7 Principal Distribution Amount, until the
                                   certificate   principal   balance   of  the  Class  M-7
                                   Certificates is reduced to zero;
(ix)    To the Class M-8 Certificates,  the Class M-8 Principal Distribution Amount, until the
                                   certificate   principal   balance   of  the  Class  M-8
                                   Certificates is reduced to zero; and
(x)     To the Class M-9 Certificates,  the Class M-9 Principal Distribution Amount, until the
                                   certificate   principal   balance   of  the  Class  M-9
                                   Certificates is reduced to zero.

CLASS A PRINCIPAL
DISTRIBUTION AMOUNT:         With respect to any  Distribution  Date (i) prior to the Stepdown
                             Date or on or after the  Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date,  the Principal  Distribution
                             Amount  for  that  Distribution  Date  or (ii)  on or  after  the
                             Stepdown  Date if a  Trigger  Event  is not in  effect  for  that
                             Distribution Date, the lesser of:

o       the Principal Distribution Amount for that Distribution Date; and
                             the excess,  if any, of (A) the aggregate  certificate  principal balance  of the Class A  Certificates  immediately  prior to that
                             Distribution  Date over (B) the lesser of (x) the  product of (1)
                             the  applicable  Subordination  Percentage  and (2) the aggregate stated  principal  balance of the  Mortgage  Loans  after  giving effect  to  distributions  to be made on that  Distribution  Date and (y) the excess,  if any, of the  aggregate  stated  principal
                             balance  of  the   Mortgage   Loans   after   giving   effect  to
                             distributions  to be made on that  Distribution  Date,  over  the
                             Overcollateralization Floor.

CLASS M-1 PRINCIPAL
DISTRIBUTION AMOUNT:         With respect to any  Distribution  Date (i) prior to the Stepdown
                             Date or on or after the  Stepdown  Date if a Trigger  Event is in effect  for  that  Distribution  Date,  the  remaining  Principal
                             Distribution    Amount   for   that   Distribution   Date   after
                             distribution  of the  Class A  Principal  Distribution  Amount or
                             (ii) on or after the Stepdown  Date if a Trigger  Event is not in effect for that Distribution Date, the lesser of:

o       the  remaining  Principal   Distribution  Amount  for  that  Distribution  Date  after distribution  of the Class A Principal  Distribution  Amount;
                                 and
o       the excess, if any, of (A) the sum of (1) the aggregate  certificate principal balance of the Class A  Certificates  (after  taking into account the payment  of the Class A  Principal  Distribution  Amount  for
                                 that  Distribution  Date) and (2) the  certificate  principal balance of the Class M-1  Certificates  immediately  prior to that  Distribution  Date  over  (B)  the  lesser  of (x)  the product of (1) the  applicable  Subordination  Percentage and
                                 (2) the aggregate  stated  principal  balance of the Mortgage
                                 Loans  after  giving  effect to  distributions  to be made on that  Distribution  Date and (y) the  excess,  if any, of the aggregate  stated  principal  balance of the  Mortgage  Loans after  giving  effect  to  distributions  to be  made on that
                                 Distribution Date, over the Overcollateralization Floor.

CLASS M-2 PRINCIPAL
DISTRIBUTION AMOUNT:         With respect to any  Distribution  Date (i) prior to the Stepdown
                             Date or on or after the  Stepdown  Date if a Trigger  Event is in effect  for  that  Distribution  Date,  the  remaining  Principal
                             Distribution    Amount   for   that   Distribution   Date   after
                             distribution   of  the   Class   A  and   Class   M-1   Principal
                             Distribution  Amounts or (ii) on or after the Stepdown  Date if a
                             Trigger Event is not in effect for that  Distribution  Date,  the lesser of:

o       the  remaining  Principal   Distribution  Amount  for  that  Distribution  Date  after
                                 distribution   of  the  Class  A  and  Class  M-1   Principal
                                 Distribution Amounts; and
o       the excess, if any, of (A) the sum of (1) the aggregate  certificate principal balance of the Class A and Class M-1 Certificates  (after taking into account  the  payment of the Class A and Class M-1  Principal
                                 Distribution  Amounts for that Distribution Date) and (2) the certificate  principal  balance of the Class M-2 Certificates immediately  prior  to that  Distribution  Date  over (B) the
                                 lesser   of  (x)   the   product   of  (1)   the   applicable
                                 Subordination   Percentage  and  (2)  the  aggregate   stated
                                 principal  balance of the Mortgage  Loans after giving effect to  distributions  to be made on that  Distribution  Date and
                                 (y) the excess,  if any, of the  aggregate  stated  principal
                                 balance  of  the  Mortgage   Loans  after  giving  effect  to
                                 distributions to be made on that Distribution  Date, over the
                                 Overcollateralization Floor.

CLASS M-3 PRINCIPAL
DISTRIBUTION AMOUNT:         With respect to any  Distribution  Date (i) prior to the Stepdown
                             Date or on or after the  Stepdown  Date if a Trigger  Event is in effect  for  that  Distribution  Date,  the  remaining  Principal
                             Distribution    Amount   for   that   Distribution   Date   after
                             distribution  of the Class A,  Class M-1 and Class M-2  Principal
                             Distribution  Amounts or (ii) on or after the Stepdown  Date if a
                             Trigger Event is not in effect for that  Distribution  Date,  the lesser of:

o       the  remaining  Principal   Distribution  Amount  for  that  Distribution  Date  after distribution  of  the  Class  A,  Class  M-1  and  Class  M-2
                                 Principal Distribution Amounts; and
o       the excess, if any, of (A) the sum of (1) the aggregate  certificate principal balance of the Class A, Class M-1 and Class M-2  Certificates  (after taking  into  account  the  payment of the Class A, Class M-1
                                 and  Class  M-2  Principal   Distribution  Amounts  for  that
                                 Distribution Date) and (2) the certificate  principal balance of the  Class  M-3  Certificates  immediately  prior  to that
                                 Distribution  Date over (B) the lesser of (x) the  product of
                                 (1)  the  applicable  Subordination  Percentage  and  (2) the aggregate  stated  principal  balance of the  Mortgage  Loans after  giving  effect  to  distributions  to be  made on that
                                 Distribution  Date  and  (y)  the  excess,  if  any,  of  the aggregate  stated  principal  balance of the  Mortgage  Loans after  giving  effect  to  distributions  to be  made on that
                                 Distribution Date, over the Overcollateralization Floor.

CLASS M-4 PRINCIPAL
DISTRIBUTION AMOUNT:         With respect to any  Distribution  Date (i) prior to the Stepdown
                             Date or on or after the  Stepdown  Date if a Trigger  Event is in effect  for  that  Distribution  Date,  the  remaining  Principal
                             Distribution    Amount   for   that   Distribution   Date   after
                             distribution  of the Class A, Class M-1,  Class M-2 and Class M-3
                             Principal  Distribution  Amounts or (ii) on or after the Stepdown
                             Date if a Trigger  Event is not in effect  for that  Distribution
                             Date, the lesser of:

o       the  remaining  Principal   Distribution  Amount  for  that  Distribution  Date  after distribution  of the Class A, Class M-1,  Class M-2 and Class
                                 M-3 Principal Distribution Amounts; and
o       the excess, if any, of (A) the sum of (1) the aggregate  certificate principal balance
                                 of  the  Class  A,  Class  M-1,   Class  M-2  and  Class  M-3
                                 Certificates  (after  taking into  account the payment of the
                                 Class  A,  Class  M-1,  Class  M-2 and  Class  M-3  Principal
                                 Distribution  Amounts for that Distribution Date) and (2) the certificate  principal  balance of the Class M-4 Certificates immediately  prior  to that  Distribution  Date  over (B) the
                                 lesser   of  (x)   the   product   of  (1)   the   applicable
                                 Subordination   Percentage  and  (2)  the  aggregate   stated
                                 principal  balance of the Mortgage  Loans after giving effect to  distributions  to be made on that  Distribution  Date and
                                 (y) the excess,  if any, of the  aggregate  stated  principal
                                 balance  of  the  Mortgage   Loans  after  giving  effect  to
                                 distributions to be made on that Distribution  Date, over the
                                 Overcollateralization Floor.

CLASS M-5 PRINCIPAL
DISTRIBUTION AMOUNT:         With respect to any  Distribution  Date (i) prior to the Stepdown
                             Date or on or after the  Stepdown  Date if a Trigger  Event is in effect  for  that  Distribution  Date,  the  remaining  Principal
                             Distribution    Amount   for   that   Distribution   Date   after
                             distribution  of the Class A,  Class M-1,  Class  M-2,  Class M-3
                             and  Class  M-4  Principal  Distribution  Amounts  or  (ii) on or
                             after the Stepdown  Date if a Trigger  Event is not in effect for that Distribution Date, the lesser of:

o       the  remaining  Principal   Distribution  Amount  for  that  Distribution  Date  after distribution  of the Class A, Class M-1, Class M-2, Class M-3
                                 and Class M-4 Principal Distribution Amounts; and
o       the excess, if any, of (A) the sum of (1) the aggregate  certificate principal balance of the Class A,  Class M-1,  Class  M-2,  Class M-3 and Class
                                 M-4  Certificates  (after  taking into account the payment of the Class A,  Class M-1,  Class M-2,  Class M-3 and Class M-4
                                 Principal  Distribution  Amounts for that Distribution  Date)
                                 and (2) the  certificate  principal  balance of the Class M-5
                                 Certificates  immediately  prior  to that  Distribution  Date over (B) the lesser of (x) the product of (1) the  applicable
                                 Subordination   Percentage  and  (2)  the  aggregate   stated
                                 principal  balance of the Mortgage  Loans after giving effect to  distributions  to be made on that  Distribution  Date and
                                 (y) the excess,  if any, of the  aggregate  stated  principal
                                 balance  of  the  Mortgage   Loans  after  giving  effect  to
                                 distributions to be made on that Distribution  Date, over the
                                 Overcollateralization Floor.

CLASS M-6 PRINCIPAL
DISTRIBUTION AMOUNT:         With respect to any  Distribution  Date (i) prior to the Stepdown
                             Date or on or after the  Stepdown  Date if a Trigger  Event is in effect  for  that  Distribution  Date,  the  remaining  Principal
                             Distribution    Amount   for   that   Distribution   Date   after
                             distribution  of the Class A,  Class M-1,  Class M-2,  Class M-3,
                             Class M-4 and Class M-5  Principal  Distribution  Amounts or (ii)
                             on or  after  the  Stepdown  Date if a  Trigger  Event  is not in effect for that Distribution Date, the lesser of:

o       the  remaining  Principal   Distribution  Amount  for  that  Distribution  Date  after distribution  of the Class A,  Class M-1,  Class  M-2,  Class
                                 M-3, Class M-4 and Class M-5 Principal  Distribution Amounts;
                                 and
o       the excess, if any, of (A) the sum of (1) the aggregate  certificate principal balance of the Class A, Class M-1,  Class M-2,  Class M-3,  Class M-4
                                 and Class M-5  Certificates  (after  taking into  account the payment  of the Class A, Class  M-1,  Class  M-2,  Class M-3,
                                 Class M-4 and Class M-5  Principal  Distribution  Amount  for
                                 that  Distribution  Date) and (2) the  certificate  principal balance of the Class M-6  Certificates  immediately  prior to that  Distribution  Date  over  (B)  the  lesser  of (x)  the product of (1) the  applicable  Subordination  Percentage and
                                 (2) the aggregate  stated  principal  balance of the Mortgage
                                 Loans  after  giving  effect to  distributions  to be made on that  Distribution  Date and (y) the  excess,  if any, of the aggregate  stated  principal  balance of the  Mortgage  Loans after  giving  effect  to  distributions  to be  made on that
                                 Distribution Date, over the Overcollateralization Floor.

CLASS M-7 PRINCIPAL
DISTRIBUTION AMOUNT:         With respect to any  Distribution  Date (i) prior to the Stepdown
                             Date or on or after the  Stepdown  Date if a Trigger  Event is in effect  for  that  Distribution  Date,  the  remaining  Principal
                             Distribution    Amount   for   that   Distribution   Date   after
                             distribution  of the Class A,  Class M-1,  Class M-2,  Class M-3,
                             Class  M-4,  Class  M-5  and  Class  M-6  Principal  Distribution
                             Amounts  or (ii)  on or  after  the  Stepdown  Date if a  Trigger
                             Event is not in effect  for that  Distribution  Date,  the lesser of:

o       the  remaining  Principal   Distribution  Amount  for  that  Distribution  Date  after distribution  of the Class A,  Class M-1,  Class  M-2,  Class
                                 M-3,   Class   M-4,   Class  M-5  and  Class  M-6   Principal
                                 Distribution Amounts; and
o       the excess, if any, of (A) the sum of (1) the aggregate  certificate principal balance of the Class A, Class M-1,  Class M-2,  Class M-3, Class M-4,
                                 Class M-5 and  Class  M-6  Certificates  (after  taking  into account  the  payment of the Class A,  Class M-1,  Class M-2,
                                 Class  M-3,  Class  M-4,  Class M-5 and  Class M-6  Principal
                                 Distribution  Amounts for that Distribution Date) and (2) the certificate  principal  balance of the Class M-7 Certificates immediately  prior  to that  Distribution  Date  over (B) the
                                 lesser   of  (x)   the   product   of  (1)   the   applicable
                                 Subordination   Percentage  and  (2)  the  aggregate   stated
                                 principal  balance of the Mortgage  Loans after giving effect to  distributions  to be made on that  Distribution  Date and
                                 (y) the excess,  if any, of the  aggregate  stated  principal
                                 balance  of  the  Mortgage   Loans  after  giving  effect  to
                                 distributions to be made on that Distribution  Date, over the
                                 Overcollateralization Floor.

CLASS M-8 PRINCIPAL
DISTRIBUTION AMOUNT:         With respect to any  Distribution  Date (i) prior to the Stepdown
                             Date or on or after the  Stepdown  Date if a Trigger  Event is in effect  for  that  Distribution  Date,  the  remaining  Principal
                             Distribution    Amount   for   that   Distribution   Date   after
                             distribution  of the Class A,  Class M-1,  Class M-2,  Class M-3,
                             Class  M-4,   Class  M-5,  Class  M-6  and  Class  M-7  Principal
                             Distribution  Amounts or (ii) on or after the Stepdown  Date if a
                             Trigger Event is not in effect for that  Distribution  Date,  the lesser of:

o       the  remaining  Principal   Distribution  Amount  for  that  Distribution  Date  after distribution  of the Class A,  Class M-1,  Class  M-2,  Class
                                 M-3,  Class M-4, Class M-5, Class M-6 and Class M-7 Principal
                                 Distribution Amounts; and
o       the excess, if any, of (A) the sum of (1) the aggregate  certificate principal balance of the Class A, Class M-1,  Class M-2,  Class M-3, Class M-4,
                                 Class  M-5,  Class  M-6 and  Class  M-7  Certificates  (after taking  into  account  the payment of the Class A, Class M-1,
                                 Class M-2,  Class M-3,  Class M-4,  Class M-5,  Class M-6 and
                                 Class   M-7   Principal   Distribution   Amounts   for   that
                                 Distribution Date) and (2) the certificate  principal balance of the  Class  M-8  Certificates  immediately  prior  to that
                                 Distribution  Date over (B) the lesser of (x) the  product of
                                 (1)  the  applicable  Subordination  Percentage  and  (2) the aggregate  stated  principal  balance of the  Mortgage  Loans after  giving  effect  to  distributions  to be  made on that
                                 Distribution  Date  and  (y)  the  excess,  if  any,  of  the aggregate  stated  principal  balance of the  Mortgage  Loans after  giving  effect  to  distributions  to be  made on that
                                 Distribution Date, over the Overcollateralization Floor.

CLASS M-9 PRINCIPAL
DISTRIBUTION AMOUNT:         With respect to any  Distribution  Date (i) prior to the Stepdown
                             Date or on or after the  Stepdown  Date if a Trigger  Event is in effect  for  that  Distribution  Date,  the  remaining  Principal
                             Distribution    Amount   for   that   Distribution   Date   after
                             distribution  of the Class A,  Class M-1,  Class M-2,  Class M-3,
                             Class  M-4,  Class  M-5,  Class  M-6,  Class  M-7 and  Class  M-8
                             Principal  Distribution  Amounts or (ii) on or after the Stepdown
                             Date if a Trigger  Event is not in effect  for that  Distribution
                             Date, the lesser of:

o       the  remaining  Principal   Distribution  Amount  for  that  Distribution  Date  after distribution  of the Class A,  Class M-1,  Class  M-2,  Class
                                 M-3,  Class M-4,  Class M-5,  Class M-6,  Class M-7 and Class
                                 M-8 Principal Distribution Amounts; and
o       the excess, if any, of (A) the sum of (1) the aggregate  certificate principal balance of the Class A, Class M-1,  Class M-2,  Class M-3, Class M-4,
                                 Class M-5,  Class M-6,  Class M-7 and Class M-8  Certificates
                                 (after  taking into account the payment of the Class A, Class
                                 M-1,  Class M-2,  Class M-3, Class M-4, Class M-5, Class M-6,
                                 Class M-7 and Class M-8  Principal  Distribution  Amounts for
                                 that  Distribution  Date) and (2) the  certificate  principal balance of the Class M-9  Certificates  immediately  prior to that  Distribution  Date  over  (B)  the  lesser  of (x)  the product of (1) the  applicable  Subordination  Percentage and
                                 (2) the aggregate  stated  principal  balance of the Mortgage
                                 Loans  after  giving  effect to  distributions  to be made on that  Distribution  Date and (y) the  excess,  if any, of the aggregate  stated  principal  balance of the  Mortgage  Loans after  giving  effect  to  distributions  to be  made on that
                                 Distribution Date, over the Overcollateralization Floor.

SUBORDINATION
PERCENTAGE:                  As  to  any  class  of  Class  A or  Class  M  Certificates,  the respective approximate percentage set forth below:

----------------- -------------------- ---------------
CLASS                  EXPECTED        SUBORDINATION
                        RATING
                    (MOODY'S / S&P)          %
----------------- -------------------- ---------------

----------------- --------------------
                                       ---------------
Class A                 Aaa/AAA            53.50%
----------------- -------------------- ---------------
Class M-1               Aa1/AA+            61.60%
----------------- -------------------- ---------------
Class M-2               Aa2/AA+            68.90%
----------------- -------------------- ---------------
Class M-3               Aa3/AA             73.10%
----------------- -------------------- ---------------
Class M-4               A1/AA-             77.00%
----------------- -------------------- ---------------
Class M-5                A2/A+             80.70%
----------------- -------------------- ---------------
Class M-6                A3/A              84.30%
----------------- -------------------- ---------------
Class M-7               Baa1/A-            87.70%
----------------- -------------------- ---------------
Class M-8              Baa2/BBB+           90.70%
----------------- -------------------- ---------------
Class M-9              Baa3/BBB            93.20%
----------------- -------------------- ---------------

SUBSEQUENT RECOVERIES:       Subsequent  recoveries,   net  of  reimbursable  expenses,   with
                             respect to Mortgage  Loans that have been  previously  liquidated and that have resulted in a realized loss.

ALLOCATION OF LOSSES:        Any realized losses will be allocated or covered as follows:
(i)     By Excess Cash Flow for the related Distribution Date;
(ii)    By reduction of the  Overcollateralization  Amount,  until reduced to zero (as further described in the prospectus supplement);
(iii)   To the Class M-9 Certificates, until reduced to zero;
(iv)    To the Class M-8 Certificates, until reduced to zero;
(v)     To the Class M-7 Certificates, until reduced to zero;
(vi)    To the Class M-6 Certificates, until reduced to zero;
(vii)   To the Class M-5 Certificates, until reduced to zero;
(viii)  To the Class M-4 Certificates, until reduced to zero;
(ix)    To the Class M-3 Certificates, until reduced to zero;
(x)     To the Class M-2 Certificates, until reduced to zero;
(xi)    To the Class M-1 Certificates, until reduced to zero; and
(xii)   To the Class A Certificates, on a pro rata basis, until reduced to zero.

PRELIMINARY
PROSPECTUS:           The Offered Certificates will be offered pursuant to a Preliminary
                      Prospectus which includes a Preliminary Prospectus Supplement
                      (together, the "Preliminary Prospectus").  Additional information with respect to the Offered Certificates and the Mortgage Loans is contained
                      in the Preliminary Prospectus.   The foregoing is qualified in its
                      entirety by the information appearing in the Preliminary Prospectus.

YIELD MAINTENANCE AGREEMENT
                                     [Subject to Change]

On the Closing Date, the Trustee will enter into a Yield Maintenance Agreement with
Deutsche Bank AG, New York Branch (the "Counterparty") for the benefit of the Offered
Certificates. On each Distribution Date, payments under the Yield Maintenance Agreement will be made based on an amount equal to the lesser of  (a) the notional amount set forth in the table below and (b) the outstanding certificate principal balance of the Class A and Class M Certificates immediately preceding that Distribution Date. In exchange for a fixed payment on the Closing Date, the Counterparty will be obligated to make monthly payments to the Trustee when one-month LIBOR exceeds the strike rate of 5.10% beginning with the Distribution Date in June 2006. The Yield Maintenance Agreement will terminate after the Distribution Date in April 2011.

---------- ----------------- -------- -----------------
 PERIOD        NOTIONAL      PERIOD       NOTIONAL
             BALANCE ($)                BALANCE ($)
---------- ----------------- -------- -----------------
    1        661,707,000.00    31       205,499,340.47
    2        657,075,223.11    32       196,334,346.47
    3        650,548,702.26    33       187,564,479.98
    4        649,653,420.97    34       179,172,192.16
    5        639,321,642.22    35       171,140,729.59
    6        627,105,631.73    36       163,456,448.25
    7        613,038,630.69    37       156,101,900.74
    8        597,169,479.87    38       156,101,900.74
    9        579,566,970.36    39       150,806,550.32
   10        560,669,463.39    40       144,651,924.62
   11        540,657,294.67    41       138,759,543.13
   12        520,295,854.15    42       133,117,856.95
   13        500,687,895.89    43       127,715,837.66
   14        481,805,274.76    44       122,542,953.53
   15        463,620,904.82    45       117,589,146.75
   16        446,108,719.25    46       112,844,811.83
   17        429,243,631.78    47       108,300,774.86
   18        413,001,499.55    48       103,948,273.86
   19        397,359,087.47    49        99,778,939.95
   20        382,040,208.39    50        95,784,779.42
   21        367,307,245.09    51        91,958,156.60
   22        348,745,657.59    52        88,291,777.59
   23        324,420,723.19    53        84,778,674.63
   24        301,900,708.19    54        81,412,191.32
   25        281,197,792.81    55        78,185,968.39
   26        261,999,054.59    56        75,093,930.21
   27        246,491,606.81    57        72,130,271.91
   28        235,553,325.14    58        69,205,797.93
   29        225,089,115.30    59        66,351,453.58
   30        215,077,844.58    60                 0.00
---------- ----------------- -------- -----------------

                                    RATING AGENCY CONTACTS

-----------------------------------------------------------------------------------------------------
                                   NAME                                       PHONE EXTENSION
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
 MOODY'S:                           Timothy Gildner                           (212) 553-2919
 S&P:                               Mona Solar                                (212) 438-2668
 S&P:                               Sudhir Sharma                             (212) 438-3047

                                      FREE WRITING PROSPECTUS CONTAINING COMPUTATIONAL MATERIALS FOR
                                                                         RASC SERIES 2006-EMX4 TRUST
                                               (Filed pursuant to Rule 433; SEC File No. 333-131209)
----------------------------------------------------------------------------------------------------

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter.  This information should be considered only after reading the Statement Regarding
Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached.
Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

                                                                GMAC RFC [GRAPHIC OMITTED]

MLNUSA[GRAPHIC OMITTED]

FREE WRITING PROSPECTUS CONTAINING COMPUTATIONAL MATERIALS

PART II OF II

$661,710,000 (APPROXIMATE)

RASC SERIES 2006-EMX4 TRUST
Issuing Entity

MORTGAGE LENDERS NETWORK USA, INC.
Originator and Subservicer

RESIDENTIAL ASSET SECURITIES CORPORATION
Depositor

RESIDENTIAL FUNDING CORPORATION
Master Servicer and Sponsor

MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-EMX4

May 16, 2006

                         GMAC RFC Securities [GRAPHIC OMITTED][GRAPHIC OMITTED]

 ANY TRANSACTIONS IN THE CERTIFICATES WILL BE EFFECTED THROUGH RESIDENTIAL FUNDING SECURITIES CORPORATION.

EXPECTED TIMING:      Pricing Date:              On or about  May 17, 2006
                      Settlement Date:           On or about  May 25, 2006
                      First Payment Date:        June 26, 2006

STRUCTURE:            Fixed and ARMs:            $685,000,000 Senior / Subordinated structure
                      Rating Agencies:           Moody's and S&P

   STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES, AND OTHER INFORMATION

Any transactions in the certificates will be effected through Residential Funding Securities
Corporation.

The information herein has been provided solely by Residential Funding Securities Corporation
("RFSC") based on information with respect to the mortgage loans provided by Residential
Funding Corporation ("RFC") and its affiliates. RFSC is a wholly owned subsidiary of RFC.

Neither the issuing entity nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT  (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE
OFFERING  TO  WHICH  THIS  COMMUNICATION  RELATES.  BEFORE  YOU  INVEST,  YOU  SHOULD  READ  THE
PROSPECTUS IN THAT  REGISTRATION  STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE
SEC FOR MORE  COMPLETE  INFORMATION  ABOUT THE  DEPOSITOR  AND THE  OFFERING.  YOU MAY GET THESE
DOCUMENTS  AT NO CHARGE BY  VISITING  EDGAR ON THE SEC WEB SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,
THE  DEPOSITOR,  ANY  UNDERWRITER  OR ANY DEALER  PARTICIPATING  IN THE OFFERING WILL ARRANGE TO
SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE (888) 523-3990.

The  certificates  may not be suitable for all  investors.  RFSC and its affiliates may acquire, hold or sell  positions  in  these  certificates,  or in  related  derivatives,  and may have an investment or commercial banking relationship with the depositor.

No contract of sale for the certificates, written, oral or otherwise, will be effective between RFSC and potential purchasers until a preliminary prospectus supplement is delivered by RFSC to such potential purchasers and the potential purchaser and RFSC enter into a contract after the deliver of such preliminary prospectus supplement.

The certificates referred to in these materials are being sold when, as and if issued.  The issuing entity  is not obligated to issue such certificate or any similar certificate and
RFSC's obligation to deliver such certificate is subject to the terms and conditions of the underwriting agreement with the depositor and the availability of such certificate when, as and if issued by the issuing entity .  You are advised that the terms of the certificates of any series, and the characteristics of the mortgage loan pool backing them , may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus for that series.  You are advised that certificates may not be issued that have the characteristics described in these materials.  RFSC's obligation to sell such certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials.  If for any reason RFSC does not deliver such certificates, RFSC will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Investors are urged to read the base prospectus, free writing prospectus or preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information.

The information in this free writing  prospectus is  preliminary,  and will be superseded by the preliminary  prospectus.  This free  writing  prospectus  is being  delivered  to you  solely to provide you with  information  about the offering of the  certificates  referred to in this free writing  prospectus  and to solicit  an offer to  purchase  the  certificates,  when,  as and if issued.  Any such offer to purchase  made by you will not be accepted and will not  constitute a contractual  commitment by you to purchase any of the  certificates  until we have accepted your offer  to  purchase  certificates.  We  will  not  accept  any  offer  by  you to  purchase  the certificates,  and  you  will  not  have  any  contractual  commitment  to  purchase  any of the certificates  until after you have received the  preliminary  prospectus.  You may withdraw your offer  to  purchase  certificates  at any  time  prior  to our  acceptance  of your  offer.  The information in this free writing  prospectus  supersedes any information  contained in any prior materials relating to the certificates.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

RFSC and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the certificates mentioned herein or derivatives thereof (including options).  Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these certificates prior to the time of your commitment to purchase any certificates.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these certificates in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect RFSC's judgment as of this date and are subject to change.  All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further, RFSC does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy remains your responsibility.  RFSC (or any of its affiliates) or their officers, directors, analysts or employees may have positions in certificates, commodities or derivative instruments thereon referred to here, and may, as principal or agent, buy or sell such certificates, commodities or derivative instruments. In addition, RFSC may make a market in the certificates referred to herein.

Finally, RFSC has not addressed the legal, accounting and tax implications of the analysis with respect to you, and RFSC strongly urges you to seek advice from your counsel, accountant and tax advisor.

AGGREGATE COLLATERAL SUMMARY

SUMMARY                                                                  TOTAL  MINIMUM    MAXIMUM
Aggregate Current Principal Balance                            $709,674,285.81  $9,993.35$999,746.88
Number of Mortgage Loans                                                 4,720

Average Current Principal Balance                                  $150,354.72
Weighted Average Original Loan-to-Value                                 83.41%   13.00%    100.00%
Weighted Average Mortgage Rate                                           8.36%    5.55%     14.03%
Weighted Average Net Mortgage Rate                                       7.82%    5.00%     13.48%
Weighted Average Note Margin                                             5.63%    0.50%      9.46%
Weighted Average Maximum Mortgage Rate                                  13.95%   11.55%     16.73%
Weighted Average Minimum Mortgage Rate                                   7.95%    5.55%     10.73%
Weighted Average Term to Next Rate Adjustment
Date (months)                                                               25       11         60
Weighted Average Remaining Term to Stated
Maturity (months)                                                          336      110        360
Weighted Average Credit Score                                              623      500        813

Weighted Average reflected in Total
                                                                                PERCENT OF
                                                                                CUT-OFF DATE
                                                             RANGE              PRINCIPAL BALANCE
Product Type                                     Hybrid ARM                      78.44%
                                                 Fixed                           21.56%

Lien                                             First                           87.16%
                                                 Second                          12.84%

Property Type                                    Single-family detached          63.86%
                                                 Townhouse                        0.81%
                                                 Condo-Low-Rise(Less than 5
                                                 stories)                         7.40%
                                                 Condo Mid-Rise (5 to 8
                                                 stories)                         0.16%
                                                 Condo High-Rise (9 stories
                                                 or more)                         0.61%
                                                 Planned Unit Developments
                                                 (detached)                      17.61%
                                                 Planned Unit Developments
                                                 (attached)                       3.14%
                                                 Two-to-four family units         6.42%

Occupancy Status                                 Primary Residence               95.41%
                                                 Second/Vacation                  2.72%
                                                 Non Owner Occupied               1.86%

Documentation Type                               Full Documentation              64.26%
                                                 Reduced Documentation           35.74%

Loans with Prepayment penalties                                                  64.50%

Interest Only Percentage                                                         13.01%

Loans serviced by Mortgage Loan Network                                         100.00%

                                 LIEN POSITION OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                                             % OF      AVERAGE    AVERAGE    AVERAGE
                                    NUMBER      PRINCIPAL    PRINCIPAL PRINCIPAL  CREDIT     ORIGINAL
LIEN POSITION                       OF LOANS     BALANCE     BALANCE    BALANCE     SCORE       LTV
----------------------------------- ---------- ------------- --------- ---------- ---------- ----------
First Lien                            2,924     $618,535,335  87.16%    $211,537    621      81.51%

Second Lien                           1,796       91,138,951   12.84    50,746      639      96.33

TOTAL:                                4,720     $709,674,286  100.00%   $150,355    623      83.41%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

                                 PRODUCT TYPE OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                                             % OF      AVERAGE    AVERAGE    AVERAGE
                                    NUMBER      PRINCIPAL    PRINCIPAL PRINCIPAL  CREDIT     ORIGINAL
PRODUCT TYPE                        OF LOANS     BALANCE     BALANCE    BALANCE     SCORE       LTV
----------------------------------- ---------- ------------- --------- ---------- ---------- ----------
15YR Balloon                          1,525     $78,685,292   11.09%   $51,597       636      97.77%

2YR Hybrid                            1,246    245,636,598    34.61    197,140       614       81.66

2YR Hybrid 40/30 Balloon               663     161,505,185    22.76    243,598       623       81.22

2YR Hybrid IO                          313     81,684,421     11.51    260,973       637       80.98

3YR Hybrid                             188     32,583,102      4.59    173,314       604       83.80

3YR Hybrid 40/30 Balloon               46      10,072,411      1.42    218,965       607       85.89

3YR Hybrid IO                          40      10,209,637      1.44    255,241       638       82.41

5YR Hybrid                             61      12,126,415      1.71    198,794       628       79.29

5YR Hybrid 40/30 Balloon               12      2,840,294       0.40    236,691       635       80.68

FRM                                    571     63,614,242      8.96    111,408       631       81.73

FRM 40/30 Balloon                      53      10,302,290      1.45    194,383       640       82.84

FRM IO                                  2      414,400         0.06    207,200       689       80.00

TOTAL:                                4,720  $709,674,286    100.00%  $150,355       623       83.41%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                     CREDIT SCORE DISTRIBUTION OF THE AGGREGATE LOANS
                                                                                  WEIGHTED
                                                             % OF      AVERAGE    AVERAGE
                                    NUMBER      PRINCIPAL    PRINCIPAL PRINCIPAL  ORIGINAL
CREDIT SCORE RANGE                  OF LOANS     BALANCE     BALANCE    BALANCE      LTV
----------------------------------- ---------- ------------- --------- ---------- ----------
500 - 519                              156    $27,347,287      3.85%  $175,303      81.58%

520 - 539                              126     21,336,967      3.01    169,341      78.96

540 - 559                              163     29,176,461      4.11    178,997      82.21

560 - 579                              146     24,436,579      3.44    167,374      79.67

580 - 599                              486     66,939,662      9.43    137,736      83.18

600 - 619                             1,098    156,811,005    22.10    142,815      83.58

620 - 639                             1,028    151,907,163    21.41    147,770      83.61

640 - 659                              565     89,813,883     12.66    158,963      84.09

660 - 679                              410     62,022,738      8.74    151,275      84.16

680 - 699                              214     34,001,179      4.79    158,884      83.90

700 - 719                              130     20,661,471      2.91    158,934      85.83

720 - 739                              81      10,310,950      1.45    127,296      86.61

740 - 759                              49      7,343,760       1.03    149,873      84.49

760 or Greater                         68      7,565,181       1.07    111,253      85.56

TOTAL:                                4,720   $709,674,286   100.00%  $150,355      83.41%

As of the cut-off date, the weighted average Credit Score of the mortgage loans will be approximately
623
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .
                   ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                                             % OF      AVERAGE    AVERAGE    AVERAGE
                                    NUMBER      PRINCIPAL    PRINCIPAL PRINCIPAL  CREDIT     ORIGINAL
ORIGINAL MORTGAGE LOAN BALANCE ($)  OF LOANS     BALANCE     BALANCE    BALANCE     SCORE       LTV
----------------------------------- ---------- ------------- --------- ---------- ---------- ----------
100,000 or less                       2,102   $109,882,623   15.48%    $52,275       628      91.73%

100,001 to 200,000                    1,350    197,737,331    27.86    146,472       618       81.85

200,001 to 300,000                     741     179,262,587    25.26    241,920       619       81.47

300,001 to 400,000                     292     99,837,598     14.07    341,910       627       82.52

400,001 to 500,000                     130     57,884,661      8.16    445,267       631       82.64

500,001 to 600,000                     63      34,654,014      4.88    550,064       635       82.30

600,001 to 700,000                     21      13,475,437      1.90    641,687       626       82.56

700,001 to 800,000                     14      10,595,785      1.49    756,842       628       80.42

800,001 to 900,000                      4      3,397,383       0.48    849,346       653       78.09

900,001 to 1,000,000                    3      2,946,866       0.42    982,289       610       75.72

TOTAL:                                4,720   $709,674,286   100.00%  $150,355       623       83.41%

As of the cut-off date, the average unpaid principal balance of the mortgage loans will be approximately $150,355
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

                              NET MORTGAGE RATES OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                                             % OF      AVERAGE    AVERAGE    AVERAGE
                                    NUMBER      PRINCIPAL    PRINCIPAL PRINCIPAL  CREDIT     ORIGINAL
NET MORTGAGE RATES (%)              OF LOANS     BALANCE     BALANCE    BALANCE     SCORE       LTV
----------------------------------- ---------- ------------- --------- ---------- ---------- ----------
5.000 - 5.499                           8      $1,814,820     0.26%   $226,853       634      78.61%

5.500 - 5.999                          65      16,619,719      2.34    255,688       644       78.05

6.000 - 6.499                          324     77,661,442     10.94    239,696       643       78.77

6.500 - 6.999                          451     100,789,055    14.20    223,479       635       79.97

7.000 - 7.499                          744     160,984,603    22.68    216,377       626       80.52

7.500 - 7.999                          658     117,163,212    16.51    178,060       625       82.80

8.000 - 8.499                          525     87,647,574     12.35    166,948       608       83.46

8.500 - 8.999                          250     37,167,914      5.24    148,672       587       86.04

9.000 - 9.499                          218     26,722,518      3.77    122,580       573       89.04

9.500 - 9.999                          149     12,243,874      1.73    82,174        617       92.05

10.000 - 10.499                        246     14,109,568      1.99    57,356        641       96.14

10.500 - 10.999                        302     15,847,076      2.23    52,474        641       96.16

11.000 - 11.499                        341     17,748,520      2.50    52,048        630       98.12

11.500 - 11.999                        281     15,212,299      2.14    54,136        619       98.11

12.000 - 12.499                        114     5,567,963       0.78    48,842        610       98.88

12.500 - 12.999                        34      1,799,156       0.25    52,916        613       96.18

13.000 - 13.499                        10      574,972         0.08    57,497        615       98.96
                                                $                       $
TOTAL:                                4,720    709,674,286   100.00%   150,355       623      83.41%

As of the cut-off date, the weighted average Net Mortgage Rate of the mortgage loans was approximately 7.8151% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                          MORTGAGE RATES OF THE LOANS OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                                             % OF      AVERAGE    AVERAGE    AVERAGE
                                    NUMBER      PRINCIPAL    PRINCIPAL PRINCIPAL  CREDIT     ORIGINAL
MORTGAGE RATE (%)                   OF LOANS     BALANCE     BALANCE    BALANCE     SCORE       LTV
----------------------------------- ---------- ------------- --------- ---------- ---------- ----------
5.500 - 5.999                           6        $987,444      0.14%  $164,574       646       77.45%

6.000 - 6.499                          57      14,906,805      2.10    261,523       645       78.59

6.500 - 6.999                          303     74,454,244     10.49    245,724       640       78.63

7.000 - 7.499                          434     96,039,874     13.53    221,290       638       79.90

7.500 - 7.999                          764     166,179,070    23.42    217,512       627       80.53

8.000 - 8.499                          649     115,339,530    16.25    177,719       624       82.55

8.500 - 8.999                          533     90,224,165     12.71    169,276       610       83.50

9.000 - 9.499                          269     40,184,854      5.66    149,386       590       85.86

9.500 - 9.999                          208     26,828,665      3.78    128,984       567       88.80

10.000 - 10.499                        143     12,341,549      1.74    86,305        621       91.69

10.500 - 10.999                        263     15,033,859      2.12    57,163        641       95.82

11.000 - 11.499                        289     14,882,701      2.10    51,497        640       96.26

11.500 - 11.999                        347     18,308,849      2.58    52,763        632       97.96

12.000 - 12.499                        285     15,133,033      2.13    53,098        618       98.03

12.500 - 12.999                        123     6,329,636       0.89    51,460        612       98.94

13.000 - 13.499                        37      1,925,037       0.27    52,028        614       96.24

13.500 - 13.999                         9      433,024         0.06    48,114        619       98.61

14.000 - 14.499                         1      141,948         0.02    141,948       603      100.00
                                                $                       $
TOTAL:                                4,720    709,674,286   100.00%   150,355       623      83.41%

As of the cut-off date, the Weighted average mortgage rate of the mortgage loans will be approximately 8.3558% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

                            ORIGINAL LOAN-TO-VALUE OF THE AGGREGATE LOANS
                                                                                  WEIGHTED
                                                             % OF      AVERAGE    AVERAGE
                                    NUMBER      PRINCIPAL    PRINCIPAL PRINCIPAL  CREDIT
ORIGINAL LTV RATIO (%)              OF LOANS     BALANCE     BALANCE    BALANCE     SCORE
----------------------------------- ---------- ------------- --------- ---------- ----------
0.01 - 50.00                           49     $5,529,068       0.78%  $112,838       600

50.01 - 55.00                          26      3,252,144       0.46    125,082       577

55.01 - 60.00                          41      6,792,566       0.96    165,672       588

60.01 - 65.00                          45      7,940,881       1.12    176,464       588

65.01 - 70.00                          106     17,066,811      2.40    161,008       590

70.01 - 75.00                          130     27,951,981      3.94    215,015       601

75.01 - 80.00                         1,831    380,418,150    53.60    207,765       632

80.01 - 85.00                          242     47,226,394      6.65    195,150       611

85.01 - 90.00                          498     96,483,548     13.60    193,742       596

90.01 - 95.00                          168     19,286,981      2.72    114,803       638

95.01 - 100.00                        1,584    97,725,762     13.77    61,696        641

TOTAL:                                4,720  $709,674,286    100.00% $150,355        623

The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 83.41%
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

              GEOGRAPHICAL DISTRIBUTIONS OF MORTGAGED PROPERTIES OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                                             % OF       AVERAGE   AVERAGE    AVERAGE
                                    NUMBER      PRINCIPAL    PRINCIPAL  PRINCIPAL CREDIT     ORIGINAL
STATE                               OF LOANS     BALANCE      BALANCE   BALANCE     SCORE       LTV
----------------------------------- ---------- ------------- ---------- --------- ---------- ----------
Alabama                                110     10,031,505      1.41      91,196      611       85.54

Arkansas                               15       1,993,150      0.28     132,877      607       87.04

Arizona                                227      36,742,633     5.18     161,862      621       83.51
                                                     $                   $
California                             164      40,330,327     5.68%    245,917      630      82.81%

Colorado                               53       7,690,293      1.08     145,100      620       85.97

Connecticut                            211      27,842,636     3.92     131,956      628       82.31

District of Columbia                   10       2,122,712      0.30     212,271      642       76.32

Delaware                               26       3,630,255      0.51     139,625      615       86.03

Florida                                720     109,264,264     15.40    151,756      629       83.00

Georgia                                332      41,792,566     5.89     125,881      624       84.21

Iowa                                    5        425,114       0.06     85,023       623       81.38

Idaho                                   7        735,722       0.10     105,103      624       85.26

Illinois                               184      32,707,155     4.61     177,756      616       84.43

Indiana                                43       3,076,763      0.43     71,553       581       85.44

Kansas                                  4        433,726       0.06     108,432      609       83.49

Kentucky                               46       3,866,338      0.54     84,051       609       84.91

Louisiana                              30       2,620,508      0.37     87,350       635       86.20

Massachusetts                          311      55,863,154     7.87     179,624      632       81.88

Maryland                               237      46,181,018     6.51     194,857      625       82.50

Maine                                  33       3,300,881      0.47     100,027      639       86.27

Michigan                               75       8,743,445      1.23     116,579      620       85.87

Minnesota                              65       9,085,058      1.28     139,770      618       83.67

Missouri                               38       3,894,640      0.55     102,491      596       85.70

Mississippi                            25       2,884,472      0.41     115,379      614       80.92

Montana                                 3        234,591       0.03     78,197       608       83.58

North Carolina                         112      11,777,044     1.66     105,152      615       86.23

North Dakota                            1         25,787       0.00     25,787       604      100.00

Nebraska                                5        433,574       0.06     86,715       606       90.10

New Hampshire                          63       7,321,884      1.03     116,220      636       84.10

New Jersey                             240      47,557,008     6.70     198,154      625       82.94

New Mexico                             12       1,621,227      0.23     135,102      594       85.06

Nevada                                 66       10,947,559     1.54     165,872      630       83.95

New York                               139      29,908,627     4.21     215,170      630       82.95

Ohio                                   79       8,682,859      1.22     109,910      594       84.71

Oklahoma                               47       3,660,655      0.52     77,886       608       88.50

Oregon                                 44       7,993,964      1.13     181,681      611       82.19

Pennsylvania                           185      27,144,725     3.82     146,728      614       82.95

Rhode Island                           99       16,050,273     2.26     162,124      639       82.27

South Carolina                         53       6,127,757      0.86     115,618      607       86.94

South Dakota                            1         63,532       0.01     63,532       558       75.00

Tennessee                              167      13,335,874     1.88     79,856       614       85.73

Texas                                  92       7,163,448      1.01     77,864       611       86.40

Utah                                   17       1,920,757      0.27     112,986      630       83.62

Virginia                               226      40,211,520     5.67     177,927      617       82.71

Vermont                                 9        715,003       0.10     79,445       646       92.10

Washington                             39       6,366,443      0.90     163,242      621       84.06

Wisconsin                              38       4,072,142      0.57     107,162      616       84.43

West Virginia                          10        978,083       0.14     97,808       596       80.93

Wyoming                                 2        101,615       0.01     50,808       632       80.71
                                                     $                   $
TOTAL:                                4,720    709,674,286    100.00%   150,355      623      83.41%
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

                             MORTGAGE LOAN PURPOSE OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                                             % OF       AVERAGE   AVERAGE    AVERAGE
                                    NUMBER      PRINCIPAL    PRINCIPAL  PRINCIPAL CREDIT     ORIGINAL
LOAN PURPOSE                        OF LOANS     BALANCE      BALANCE   BALANCE     SCORE       LTV
----------------------------------- ---------- ------------- ---------- --------- ---------- ----------
Purchase                              2547     $379,770,782   53.51%   $149,105      635       83.46%
Rate/Term Refinance                    43      7,446,318       1.05     173,170      611       83.53
Equity Refinance                      2130     322,457,186     45.44    151,388      610       83.35

TOTAL:                                4,720   $709,674,286    100.00%  $150,355      623       83.41%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

                       MORTGAGE LOAN DOCUMENTATION TYPES OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                                             % OF       AVERAGE   AVERAGE    AVERAGE
                                    NUMBER      PRINCIPAL    PRINCIPAL  PRINCIPAL CREDIT     ORIGINAL
DOCUMENTATION                       OF LOANS     BALANCE      BALANCE   BALANCE     SCORE       LTV
----------------------------------- ---------- ------------- ---------- --------- ---------- ----------
Full Documentation                    3,024   $456,050,669   64.26%     $150,810     613       83.37%

Reduced Documentation                 1,696    253,623,617     35.74    149,542      643       83.49

TOTAL:                                4,720   $709,674,286    100.00%  $150,355      623       83.41%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

                                OCCUPANCY TYPE OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                                             % OF       AVERAGE   AVERAGE    AVERAGE
                                    NUMBER      PRINCIPAL    PRINCIPAL  PRINCIPAL CREDIT     ORIGINAL
OCCUPANCY TYPE                      OF LOANS     BALANCE      BALANCE   BALANCE     SCORE       LTV
----------------------------------- ---------- ------------- ---------- --------- ---------- ----------
Primary Residence                     4,506     $             95.41%     $           622      83.39%
                                               677,130,252              150,273

Second/Vacation                        132     19,317,118      2.72     146,342      663       84.68

Non-Owner Occupied                     82      13,226,915      1.86     161,304      650       82.82
                                                $                        $
TOTAL:                                4,720    709,674,286    100.00%   150,355      623      83.41%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

                           MORTGAGED PROPERTY TYPES OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                                             % OF       AVERAGE   AVERAGE    AVERAGE
                                    NUMBER      PRINCIPAL    PRINCIPAL  PRINCIPAL CREDIT     ORIGINAL
PROPERTY TYPE                       OF LOANS     BALANCE      BALANCE   BALANCE     SCORE       LTV
----------------------------------- ---------- ------------- ---------- --------- ---------- ----------
Single-family detached                3,177   $453,206,586   63.86%    $142,652      619       83.19%

Townhouse                              46      5,735,222       0.81     124,679      608       85.65
Condo-Low-Rise(Less than 5
stories)                               394     52,487,069      7.40     133,216      642       83.62

Condo Mid-Rise (5 to 8 stories)         5      1,128,182       0.16     225,636      629       84.56
Condo High-Rise (9 stories or
more)                                  16      4,323,738       0.61     270,234      643       82.95
Planned Unit Developments
(detached)                             708     124,968,274     17.61    176,509      623       84.25
Planned Unit Developments
(attached)                             141     22,255,492      3.14     157,840      629       83.85

Two-to-four family units               233     45,569,723      6.42     195,578      648       82.64

TOTAL:                                4,720   $709,674,286    100.00%  $150,355      623      83.41%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

                                 CREDIT GRADES OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                                             % OF      AVERAGE    AVERAGE    AVERAGE
                                    NUMBER      PRINCIPAL    PRINCIPAL PRINCIPAL  CREDIT     ORIGINAL
AGGREGATE CREDIT GRADE              OF LOANS     BALANCE     BALANCE    BALANCE     SCORE       LTV
----------------------------------- ---------- ------------- --------- ---------- ---------- ----------
A4                                    2,243   $362,560,212    51.09%  $161,641       627       83.55%

A5                                    1,817    226,633,562    31.93    124,730       635       84.06

AX                                     309     56,779,493      8.00    183,752       594       81.87

AM                                     177     29,798,747      4.20    168,355       575       82.43

B                                      57      11,732,125      1.65    205,827       591       77.51

C                                      117     22,170,147      3.12    189,488       603       82.87

TOTAL:                                4,720   $709,674,286   100.00%  $150,355       623       83.41%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .
                           PREPAYMENT PENALTY TERMS OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                                             % OF      AVERAGE    AVERAGE    AVERAGE
                                    NUMBER      PRINCIPAL    PRINCIPAL PRINCIPAL  CREDIT     ORIGINAL
PREPAYMENT PENALTY TERM             OF LOANS     BALANCE     BALANCE    BALANCE     SCORE       LTV
----------------------------------- ---------- ------------- --------- ---------- ---------- ----------
None                                  1,804  $251,922,051   35.50%    $139,646       626      83.98%

12 Month                               358     71,654,634     10.10    200,153       633       82.64

24 Month                              1,797    300,408,177    42.33    167,172       619       82.45

36 Month                               761     85,689,423     12.07    112,601       622       85.77

TOTAL:                                4,720   $709,674,286   100.00%  %150,355       623       83.41%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .
"Other" means not 12 months, 24 months, 36 months, 60 months, and not more than 60 months.

                              INTEREST ONLY TERMS OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                                             % OF      AVERAGE    AVERAGE    AVERAGE
                                    NUMBER      PRINCIPAL    PRINCIPAL PRINCIPAL  CREDIT     ORIGINAL
INTEREST ONLY TERM                  OF LOANS     BALANCE     BALANCE    BALANCE     SCORE       LTV
----------------------------------- ---------- ------------- --------- ---------- ---------- ----------
None                                  4,365   $617,365,828    86.99%  $141,435       621      83.75%

24 MO IO                                9      2,375,000       0.33    263,889       645       86.49

36 MO IO                                1      256,000         0.04    256,000       644       80.00

60 MO IO                               343     89,273,538     12.58    260,273       637       81.00

120 MO IO                               2      403,920         0.06    201,960       667       80.00

TOTAL:                                4,720   $709,674,286   100.00%  $150,355       623      83.41%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

                                 NOTE MARGINS OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                                             % OF      AVERAGE    AVERAGE    AVERAGE
                                    NUMBER      PRINCIPAL    PRINCIPAL PRINCIPAL  CREDIT     ORIGINAL
NOTE MARGIN (%)                     OF LOANS     BALANCE     BALANCE    BALANCE     SCORE       LTV
----------------------------------- ---------- ------------- --------- ---------- ---------- ----------
Fixed Rate Mortgages                  2,151   $153,016,223   21.56%    $71,137       635       90.05%

  0.500 -   0.999                       1      187,544         0.03    187,544       502       80.00

  1.500 -   1.999                       3      638,796         0.09    212,932       577       80.43

  2.000 -   2.499                       1      121,447         0.02    121,447       539       90.00

  3.000 -   3.499                       4      781,610         0.11    195,402       662       79.54

  3.500 -   3.999                      23      5,792,712       0.82    251,857       648       78.13

  4.000 -   4.499                      146     36,315,690      5.12    248,738       642       78.60

  4.500 -   4.999                      332     78,706,986     11.09    237,069       639       79.54

  5.000 -   5.499                      558     124,081,060    17.48    222,367       632       80.17

  5.500 -   5.999                      618     135,451,987    19.09    219,178       620       81.23

  6.000 -   6.499                      442     91,097,603     12.84    206,103       615       82.65

  6.500 -   6.999                      228     44,060,337      6.21    193,247       596       85.18

  7.000 -   7.499                      132     24,614,697      3.47    186,475       565       86.68

  7.500 -   7.999                      64      10,793,858      1.52    168,654       564       89.69

  8.000 -   8.499                      16      3,874,259       0.55    242,141       589       94.12

  9.000 -   9.499                       1      139,475         0.02    139,475       603       80.00

TOTAL:                                4,720   $709,674,286   100.00%  $150,355       623       83.41%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .
As of the cut-off date, the weighted average note margin of the adjustable rate mortgage loans was approximately 5.6339% per annum.

                            MAXIMUM MORTGAGE RATES OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                                             % OF      AVERAGE    AVERAGE    AVERAGE
                                    NUMBER      PRINCIPAL    PRINCIPAL PRINCIPAL  CREDIT     ORIGINAL
MAXIMUM MORTGAGE RATE (%)           OF LOANS     BALANCE     BALANCE    BALANCE     SCORE       LTV
----------------------------------- ---------- ------------- --------- ---------- ---------- ----------
Fixed Rate Mortgages                  2,151   $153,016,223    21.56%   $71,137       635       90.05%

 11.000 -  11.999                       6      987,444         0.14    164,574       646       77.45

 12.000 -  12.999                      311     77,371,612     10.90    248,783       641       78.90

 13.000 -  13.999                     1,044    235,381,962    33.17    225,462       630       80.23

 14.000 -  14.999                      876     180,726,674    25.47    206,309       615       82.49

 15.000 -  15.999                      294     55,626,126      7.84    189,205       573       86.83

 16.000 -  16.999                      38      6,564,245       0.92    172,743       583       93.43

TOTAL:                                4,720   $709,674,286   100.00%  $150,355       623       83.41%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .
As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate loans was approximately 13.9533% per annum.

                            MINIMUM MORTGAGE RATES OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                                             % OF      AVERAGE    AVERAGE    AVERAGE
                                    NUMBER      PRINCIPAL    PRINCIPAL PRINCIPAL  CREDIT     ORIGINAL
MINIMUM MORTGAGE RATES (%)          OF LOANS     BALANCE     BALANCE    BALANCE     SCORE       LTV
----------------------------------- ---------- ------------- --------- ---------- ---------- ----------
Fixed Rate Mortgages                  2,151   $153,016,223    21.56%   $71,137       635       90.05%

  5.000 -   5.999                       6      987,444         0.14    164,574       646       77.45

  6.000 -   6.999                      311     77,371,612     10.90    248,783       641       78.90

  7.000 -   7.999                     1,043    235,242,487    33.15    225,544       630       80.23

  8.000 -   8.999                      876     180,726,674    25.47    206,309       615       82.49

  9.000 -   9.999                      295     55,765,602      7.86    189,036       573       86.81

 10.000 -  10.999                      38      6,564,245       0.92    172,743       583       93.43

TOTAL:                                4,720   $709,674,286   100.00%  $150,355       623       83.41%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .
As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans was approximately 7.9538% per annum

                      NEXT INTEREST RATE ADJUSTMENT DATE OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                                             % OF      AVERAGE    AVERAGE    AVERAGE
                                    NUMBER      PRINCIPAL    PRINCIPAL PRINCIPAL  CREDIT     ORIGINAL
NEXT INTEREST ADJUSTMENT DATE       OF LOANS     BALANCE     BALANCE    BALANCE     SCORE       LTV
----------------------------------- ---------- ------------- --------- ---------- ---------- ----------
Fixed Rate Mortgages                  2,151   $153,016,223   21.56%    $71,137       635       90.05%

April 2007                              1      428,000         0.06    428,000       632       80.00

June 2007                               2      355,618         0.05    177,809       634       81.92

July 2007                               1      287,920         0.04    287,920       677       80.00

August 2007                             1      102,366         0.01    102,366       658       80.00

September 2007                          2      342,028         0.05    171,014       664       80.00

October 2007                            7      1,448,603       0.20    206,943       625       82.80

November 2007                           6      1,189,840       0.17    198,307       668       81.00

December 2007                          29      6,492,009       0.91    223,862       629       81.82

January 2008                           38      8,342,112       1.18    219,529       607       81.11

February 2008                          104     21,772,918      3.07    209,355       627       80.83

March 2008                             476     109,980,258    15.50    231,051       618       82.01

April 2008                            1,435    313,468,354    44.17    218,445       621       81.15

May 2008                               120     24,616,178      3.47    205,135       635       82.31

August 2008                             1      74,491          0.01    74,491        562       49.00

October 2008                            1      164,877         0.02    164,877       621      100.00

November 2008                           1      96,344          0.01    96,344        593       80.00

December 2008                           2      313,313         0.04    156,657       553       53.79

January 2009                           10      2,560,412       0.36    256,041       617       84.85

February 2009                          16      3,096,644       0.44    193,540       593       86.52

March 2009                             71      14,072,625      1.98    198,206       615       83.47

Aprl 2009                              167     31,609,443      4.45    189,278       612       83.99

May 2009                                5      877,000         0.12    175,400       606       88.44

October 2010                            1      322,163         0.05    322,163       690       80.00

November 2010                           9      2,549,319       0.36    283,258       633       81.39

December 2010                          14      3,052,779       0.43    218,056       617       80.02

January 2011                           14      2,540,921       0.36    181,494       619       78.88

February 2011                          13      2,089,624       0.29    160,740       644       75.82

March 2011                              7      1,236,111       0.17    176,587       640       89.51

April 2011                             14      2,936,542       0.41    209,753       630       78.33

May 2011                                1      239,250         0.03    239,250       565       57.00

TOTAL:                                4,720   $709,674,286   100.00%  $150,355       623       83.41%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .
As of the cut-off date, the weighted average months to the next interest rate adjustment date of the adjustable rate mortgage loans will be approximately 25

                                         DEBT TO INCOME RATIO
                                                    % OF       AVERAGE       WEIGHTED       WEIGHTED
                    NUMBER OF                       PRINCIPAL  PRINCIPAL      AVERAGE       AVERAGE
CATEGORY              LOANS      PRINCIPAL BALANCE   BALANCE    BALANCE    CREDIT SCORE   ORIGINAL LTV
----------------- -------------- ------------------ ---------- ----------- -------------- -------------
20.00 or Less          304       $56,276,469         7.93%    $185,120          621          83.32%

20.01 - 25.00          197       31,578,803           4.45     160,298          627          81.65

25.01 - 30.00          317       50,110,486           7.06     158,077          618          82.91

30.01 - 35.00          465       67,852,044           9.56     145,918          625          83.01

35.01 - 40.00          710       96,143,333           13.55    135,413          628          83.58

40.01 - 45.00         1,029      144,031,040          20.30    139,972          629          83.73

45.01 - 50.00         1,151      160,999,496          22.69    139,878          624          83.82

50.01 - 55.00          546       102,640,235          14.46    187,986          612          83.28

60.01 or Greater        1        42,381               0.01     42,381           695          85.00

TOTAL:                4,720     $709,674,286         100.00%  $150,355          623          83.41%

As of the cut-off date, the weighted average debt-to-income ratio of the mortgage loans was approximately 39.69%.